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                                                                    EXHIBIT 99.4


[STRATOSPHERE CORPORATION LOGO]
                                                 NEWS RELEASE
                                                 STRATOSPHERE CORPORATION
                                                 2000 LAS VEGAS BOULEVARD SOUTH
                                                 LAS VEGAS, NEVADA 89104
                                                 702-380-7777
                                                 702-383-4733 (FAX)
[TOWER LOGO]
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FOR FURTHER INFORMATION CONTACT:
William Bischoff - (702) 383-4719
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FOR IMMEDIATE RELEASE
WEDNESDAY, OCTOBER 4, 2000


               STRATOSPHERE ACQUIRES OWNERSHIP OF THE TOWER SHOPS

LAS VEGAS, NV - STRATOSPHERE CORPORATION (OTC:STTC OB) today announced that Stratosphere Leasing LLC, an affiliate of Stratosphere, has acquired the space comprised of the Tower Shops, the 59,000 square foot retail component of Stratosphere, a casino/hotel/entertainment complex located at the north end of the Las Vegas Strip. The complex is centered around the Stratosphere Tower, the tallest freestanding observation tower in the United States.

Stratosphere Leasing will assume management and leasing responsibilities for the Tower Shops immediately and has hired the former Tower Shops property manager to provide continuity to the facility's operation.


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The Private Securities Litigation Reform Act of 1995 provides a "safe harbor"
for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by the Company) contains statements that are forward-looking, such as statements relating to plan for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to development and construction activities, dependence on existing management, leverage and debt service (including sensitivity to fluctuations in the interest rates), domestic or global economic conditions, activities of competitors and the presence of new or additional competition, fluctuations and changes in customer preferences and attitudes, changes in federal or state tax laws of the administration of such laws and changes in gaming laws or regulations (including the legalization of gaming in certain jurisdictions). For more information, review the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K and certain registration statements of the Company.
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